AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT
This AMENDMENT NO. 2 to the LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of April 30, 2015 (the “Effective Date”), between ALCATEL-LUCENT USA, INC., a Delaware corporation (“Lender”), and IKANOS COMMUNICATIONS, INC., a Delaware corporation (“Borrower”), amends the terms on which Lender shall lend to Borrower and Borrower shall repay Lender. Capitalized terms used herein without definition shall have the same meanings given in the Loan Agreement (as defined below).
RECITALS

A.	Borrower and Lender entered into that certain Loan and Security Agreement dated as of September 29, 2014 (as amended by Amendment No. 1 thereto, dated as of December 10, 2014, the “Loan Agreement”).

B.	Borrower desires that Lender amend the Loan Agreement upon the terms and conditions more fully set forth herein. Lender is willing to so amend the Loan Agreement.
AGREEMENT
The parties agree as follows:
1AMENDMENTS TO THE LOAN AGREEMENT
1.1    Section 2.3(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(b)    Payment of Interest.  Interest shall be paid as follows:
(i)    On each Interest Payment Date, interest shall be paid in arrears in cash (such cash interest, the “Cash Interest”); provided, that, for any Interest Payment Date after June 30, 2015, Borrower may request that the Cash Interest payable on such Interest Payment Date be paid in-kind, and if Lender in its discretion agrees to accept such interest payment in-kind, then such interest payment shall be capitalized and added to the unpaid principal amount of the Loan (such capitalized interest, the “PIK Interest”).
(ii)    All PIK Interest so added shall be treated as principal amount of the Loan for all purposes of this Agreement. Following any such increase in the principal amount of the Loan, interest will accrue on such increased amount. Interest shall accrue from and including the Funding Date (or the payment of any PIK Interest) to but excluding the date of any prepayment or repayment thereof.
1.2    All references in the Loan Agreement to “PIK Interest” (other than in Section 2.3(b) of the Loan Agreement) are hereby modified to be references to “Cash Interest and/or PIK Interest (as applicable)”.
1.3    Section 3.2 of the Loan Agreement is amended by inserting the following as new clauses (i) and (j) at the end thereof:
(i)    execution and delivery of an amendment to the SVB Credit Facility, consenting to the Second Amendment to the Loan Agreement (including for the avoidance of doubt, the amendments to the definition of “Obligations” for purposes of the Intercreditor Agreement), increasing the maximum amount of permitted “ALU Debt” from $14,500,000 to $16,315,000 and increasing the maximum amount of ALU Debt that may be comprised of pre-payments to Borrower from $4,500,000 to $6,315,000, such amendment to be in form and substance reasonably satisfactory to Lender; and
(j)    Borrower shall have amended and restated the Warrants to, among other things, modify the number of shares of common stock of Borrower which such Warrants shall entitle the holder thereof to purchase and the exercise price for such purchase, such amended and restated Warrants to be satisfactory to the Lender.

1.4    Section 6.2(g) of the Loan Agreement is hereby amended by amending and restating such section in its entirety as follows:
(g)    Intellectual Property Notice.  (1) Prompt written notice of (i) any material change in the composition of the Intellectual Property of Borrower and its Material Subsidiaries, (ii) the registration of any copyright, and (iii) any Credit Party’s knowledge of an event that could reasonably be expected to materially and adversely affect the proceeds, revenue or income arising from or related to the Intellectual Property, (2) within thirty (30) days after the last day of each of Borrower’s fiscal quarters, a list of any additional Intellectual Property registrations or applications of the Borrower filed during such fiscal quarter with the United States Patent and Trademark Office or the United States Copyright Office and (3) promptly following request of the Lender, an executed short-form notice of security interest in any such additional Intellectual Property registrations or applications;
1.5    Section 7.1 of the Loan Agreement is hereby amended by inserting the following sentence at the end of such Section:
If, notwithstanding the foregoing, Borrower shall enter into a transaction whereby it Transfers all or substantially all of its assets, Borrower shall repay in full all Obligations concurrently with the consummation of such Transfer.
1.6    Section 7.2(a) of the Loan Agreement is hereby amended by inserting the following sentence at the end of such Section:
If, notwithstanding the foregoing, Borrower shall suffer, or permit any Credit Party to suffer, a Change in Control, Borrower shall repay in full all Obligations concurrently with the consummation of such Change in Control.
1.7    Section 7.3 of the Loan Agreement is hereby amended by inserting the following sentence at the end of such Section:
If, notwithstanding the foregoing, Borrower shall merge or consolidate, or permit any of its Subsidiaries to merge, amalgamate or consolidate with any Person, unless such merger, consolidation or amalgamation is expressly permitted under this Section 7.3, Borrower shall repay in full all Obligations concurrently with the consummation of such merger, consolidation or amalgamation.
1.8    The definitions of the terms “Change in Control”, “Collaboration Agreement” and “Obligations” in Section 13.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:
“Change in Control” means, with respect to any Person, any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of such Person or a Person who holds equity interests in such “person” on the date of this Agreement, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing 25% or more of the combined voting power of such Person’s then outstanding securities other than one or more funds, individually or collectively, associated with Tallwood Venture Capital; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of such Person (together with any new directors whose election by the Board of Directors of such Person was approved by a vote of not less than two-thirds of the directors then still in office who either were directions at the beginning of such period  or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Borrower ceases to own 100% of Ikanos Singapore.
“Collaboration Agreement” means that certain Collaboration Agreement to be entered on or before the Funding Date between the Borrower and Alcatel Lucent Bell N.V. relating to the Chipsets.
“Obligations” are, collectively, (i) the Credit Parties’ obligations to pay when due any debts, principal, interest (including for the avoidance of doubt, the Cash Interest and PIK Interest), Lender expenses and other amounts any Credit Party owes Lender now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender, and to perform all of each Credit Party’s duties under the Loan Documents and (ii) the Credit Parties’ obligations to pay when due any amounts any Credit Party owes Alcatel Lucent Bell N.V. or any of its Affiliates in respect of the Credit Parties’ obligations to pay back the DSP NRE pursuant to the Collaboration Agreement.
2    LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed to be a modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein.

3.    MISCELLANEOUS. This Amendment shall be governed by the laws of the State of New York. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of a counterpart signature page to this Amendment by electronic or facsimile transmission shall be as effective as delivery of an original manually executed counterpart.

[Remainder of page intentionally left blank – signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Loan and Security Agreement to be executed as of the Effective Date.
BORROWER:
IKANOS COMMUNICATIONS, INC., a Delaware corporation
By     /s/ Dennis Bencala
Name: Dennis Bencala
Title: Chief Financial Officer

LENDER:
ALCATEL-LUCENT USA, INC.
By     /s/ Fred Ludtke
Name:     Fred Ludtke
Title:     VP, M&A
[Signature page to Amendment No. 2 to Loan and Security Agreement]